Exhibit m (ii)under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K
                                    EXHIBIT B
                                     to the
                                Distribution Plan

                                   Riggs Funds

                         Riggs Small Company Stock Fund
                                 Class B Shares

                                Riggs Stock Fund
                                 Class B Shares


     This Distribution Plan is adopted by Riggs Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of Riggs Small Company Stock Fund and Riggs Stock Fund held during the month.

     Witness the due execution hereof this 1st day of July, 1998.


                                            Riggs Funds


                                            By:/s/ Joseph S. Machi
                                            Name:  Joseph S. Machi
                                            Title:  Vice President



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                                    EXHIBIT C
                                     to the
                                Distribution Plan

                                   Riggs Funds

                         Riggs Small Company Stock Fund
                                 Class R Shares

                                Riggs Stock Fund
                                 Class R Shares

                      Riggs U.S. Government Securities Fund
                                 Class R Shares

     This Distribution Plan is adopted by Riggs Funds with respect to the Class of Shares of the portfolio of the Trust set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class R Shares of Riggs Small Company Stock Fund, Riggs Stock Fund, and Riggs U.S. Government Securities Fund held during the month.

     Witness the due execution hereof this 1st day of July, 1998.


                                                          Riggs Funds


                                                          By:/s/ Joseph S. Machi
                              Name: Joseph S. Machi
                              Title: Vice President